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                                                                     Exhibit 5.1




                         STROOCK & STROOCK & LAVAN LLP
                                180 Maiden Lane
                             New York, N.Y.  10038



October 10, 1997



NationsCredit Securitization Corporation
225 E. John Carpenter Freeway
Irving, Texas  75062-2731


Re:  NationsCredit Grantor Trust 1997-2


Ladies and Gentlemen:

We have been asked to deliver this opinion in connection with the preparation of the registration statement on Form S-3 (No. 333-33441) (the "Registration Statement") relating to the issuance by NationsCredit Grantor Trust 1997-2 (the "Trust") of a class of Marine Receivable-Backed Certificates and RV Receivable-Backed Certificates (collectively, the "Certificates") pursuant to a Pooling and Servicing Agreement, including the Standard Terms and Conditions of Agreement, dated as of September 30, 1997 (the "Agreement"), among NationsCredit Securitization Corporation, as depositor (the "Depositor"), NationsCredit Commercial Corporation of America ("NationsCredit Commercial"), as servicer, and Bankers Trust Company, as trustee (in such capacity, the "Trustee") and collateral agent. The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). All capitalized terms used but not specifically defined herein have the meaning assigned to such terms in the Agreement.

In connection with this opinion, we have examined original, reproduced or certified copies of the Certificate of Incorporation and By-Laws of the Depositor, each as amended to date, the Registration Statement, records of actions taken by the Board of Directors of the Depositor and a form of the Agreement. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth. In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to
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NationsCredit Securitization Corporation
October 10, 1997
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us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. As to various matters of fact relevant to the opinions hereinafter expressed, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of NationsCredit Commercial, the Depositor and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America and the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

         1. When the Certificates have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, such Certificates (i) will constitute valid and binding obligations of the Trust in accordance with their terms and the terms of the Agreement and
(ii) will be legally issued, fully paid and non- assessable. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

         2. Assuming compliance with the Agreement, the Trust will be classified for federal income tax purposes as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and not as a partnership or an association taxable as a corporation.

         3. Each Marine Certificateholder and RV Certificateholder will be treated for federal income tax purposes as the owner of an undivided pro rata interest in each of the assets owned by the Trust.

         4. The statements set forth in the Registration Statement under the headings "Prospectus Summary--Tax Status" and "Certain Federal Income Tax Consequences," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, are correct.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP